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                                                                    EXHIBIT 1(C)




                      ATLAS AMERICA PUBLIC #14-2004 PROGRAM


                      SELECTED INVESTMENT ADVISOR AGREEMENT


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                      SELECTED INVESTMENT ADVISOR AGREEMENT

                                TABLE OF CONTENTS

                                                                                                       PAGE
1.  Description of Units..................................................................................1
2.  Representations, Warranties and Agreements of the Managing General Partner............................2
3.  Purchase of Units.....................................................................................3
4.  No Compensation to SIA................................................................................8
5.  Association of the Partnerships with Other Advisors and Dealers.......................................8
6.  Conditions of the SIA's Obligations...................................................................8
7.  Conditions to the Managing General Partner's Obligations..............................................8
8.  Covenants of the SIA..................................................................................9
9.  Covenants of the Managing General Partner.............................................................9
10. Payment of Costs and Expenses........................................................................10
11. Indemnification......................................................................................10
12. Representations and Agreements to Survive Delivery...................................................11
13. Term of Agreement....................................................................................11
14. Notices..............................................................................................11
15. Successors...........................................................................................12
16. Miscellaneous........................................................................................12

EXHIBIT A TO SELECTED INVESTMENT ADVISOR AGREEMENT OF ATLAS AMERICA PUBLIC #14-2004 PROGRAM


                                       i

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                      SELECTED INVESTMENT ADVISOR AGREEMENT


       RE: ATLAS AMERICA PUBLIC #14-2004 PROGRAM
           -------------------------------------

         THIS SELECTED INVESTMENT ADVISOR AGREEMENT, which is referred to as the "Agreement" is made and entered into as of the day indicated on Exhibit A attached to this Agreement and by this reference incorporated in this Agreement, between Atlas Resources, Inc., which is referred to as the "Managing General Partner," on behalf of Atlas America Public #14-2004 Program, and the selected investment advisor (the "SIA") identified in Exhibit A to this Agreement.

1.   DESCRIPTION OF UNITS.

     (a) Atlas America Public #14-2004 Program, which is referred to as the "Program," is a series of up to three limited partnerships organized or to be organized under the laws of Delaware as described below. These limited partnerships are sometimes referred to in this Agreement in the singular as a "Partnership" or in the plural as "Partnerships." The Partnerships will be named as follows:

          (i)     Atlas America Public #14-2004 L.P.;

          (ii)    Atlas America Public #14-2005(A) L.P.; and

          (iii)   Atlas America Public #14-2005(B) L.P.

          On behalf of the Program and the Partnerships, a Registration Statement on Form S-1 (Registration No. __________) relating to the offer and sale of the limited partner interests and the investor general partner interests in the Partnerships, which are collectively referred to as the "Units," was filed on June ___, 2004, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, which is referred to as the "Act." The Registration Statement has been declared effective by the Commission and the Partnerships and the Units are described in the Prospectus (the "Prospectus") that forms a part of the Registration Statement. As used in this Agreement, the terms "Prospectus" and "Registration Statement" refer solely to the Prospectus and Registration Statement, as amended, described above, except that:

          (i) from and after the date on which any post-effective amendment to the Registration Statement is declared effective by the Commission, the term "Registration Statement" shall refer to the Registration Statement as amended by that post-effective amendment, and the term "Prospectus" shall refer to the Prospectus then forming a part of the Registration Statement; and

          (ii) if the Prospectus filed by the Managing General Partner under Rule 424(b) or (c) promulgated by the Commission under the Act differs from the Prospectus on file with the Commission at the time the Registration Statement or any post-effective amendment to the Registration Statement becomes effective, the term "Prospectus" shall refer to the Prospectus filed under that Rule from and after the date on which it was filed.

          Terms defined in the Prospectus and not otherwise defined in this Agreement shall have the meanings set forth in the Prospectus.

     (b) Generally, the Units will be sold at a price of $10,000 per Unit subject to the discounts set forth in Section 3 of this Agreement for clients of the SIA. Subject to the receipt and acceptance by the Managing General Partner of the minimum subscription proceeds of $2,000,000 in a Partnership by its Offering Termination Date as described in the Prospectus (the "Offering Termination Date"), the Managing General Partner may break escrow and use the subscription proceeds for the Partnership's drilling activities, which is referred to as the "Initial Closing Date." The subscription period for each Partnership will be as described in the Prospectus. However, the offering of Atlas America Public #14-2004 L.P. may not extend beyond December 31, 2004, the offering of Atlas America Public #14-2005(A) L.P. may not extend beyond May 31, 2005, and the offering of Atlas America Public #14-2005(B) L.P. may not extend beyond December 31, 2005. Also, the maximum subscription proceeds of all of the Partnerships, in the aggregate, must not exceed the registered amount of the Program of $125 million.

     The Managing General Partner will notify the SIA of the Initial Closing Date and Offering Termination Date for each Partnership.

2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE MANAGING GENERAL PARTNER. The Managing General Partner represents and warrants to and agrees with you that:

     (a) The Partnerships composing the Program have a currently effective Registration Statement on Form S-1, including a final Prospectus, for the registration of the Units under the Act as described in Section 1 of this Agreement.

     (b) The Managing General Partner shall provide to you for delivery to all offerees and purchasers and their representatives the information and documents that the Managing General Partner deems appropriate to comply with the Act and applicable state securities acts, which are referred to as the "Blue Sky" laws.

     (c) The Units when issued will be duly authorized and validly issued as set forth in the Amended and Restated Certificate and Agreement of Limited Partnership of each Partnership, which is referred to as the "Partnership Agreement," the form of which is included as Exhibit (A) to the Prospectus, and subject only to the rights and obligations set forth in the Partnership Agreement or imposed by the laws of the state of formation of each Partnership or of any jurisdiction to the laws of which each Partnership is subject.

     (d) Each Partnership was or will be duly formed under the laws of the State of Delaware and once formed is or will be validly existing as a limited partnership in good standing under the laws of Delaware with full power and authority to own its properties and conduct its business as described in the Prospectus.

          Each Partnership will be qualified to do business as a limited partnership or similar entity offering limited liability in those jurisdictions where the Managing General Partner deems the qualification necessary to assure limited liability of the limited partners.

     (e) The Prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading.

3.   PURCHASE OF UNITS.

     (a) The SIA represents and warrants and agrees with the Managing General Partner that it is:

          (i)     an entity, as designated in Exhibit A to this Agreement;

          (ii) organized and presently in good standing in the state or states designated in Exhibit A to this Agreement; and

          (iii) presently registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and presently registered or licensed as an investment advisor by the appropriate regulatory agency of each state in which the SIA has clients, or it is exempt from those registration requirements.

     (b) Subject to the terms and conditions set forth in this Agreement, the Managing General Partner hereby makes available for purchase by the clients of the SIA a portion of the Units. The SIA hereby covenants, warrants and agrees that, in regard to any purchase of the Units by its clients, it will comply with:

          (i)     this Agreement;

          (ii)    all of the terms and conditions of the Prospectus; and

          (iii) all applicable state and federal laws, including the Securities Exchange Act of 1934, as amended, the Investment Advisers Act of 1940, as amended, and any and all regulations and rules pertaining to those laws, issued before or after the date of this Agreement by the SEC.

          The SIA further agrees to the following:

          (i) to comply in all respects with the statements set forth in the Prospectus, the Partnership Agreement, and any supplements or amendments to the Prospectus;

          (ii) not to make any statement inconsistent with the statements in the Prospectus, the Partnership Agreement, and any supplements or amendments to the Prospectus;

          (iii) not to make any untrue statement of a material fact or omit to state a material fact necessary in order to make statements made, in light of the circumstances under which they were made, not misleading in connection with the Partnerships, the Units or the offering; and

          (iv) not to provide any written information, statements, or sales materials other than the Prospectus, the sales literature, and any supplements or amendments to the Prospectus provided to the SIA by the Managing General Partner unless approved in writing by the Managing General Partner.

     (c) Clients of the SIA may, following receipt of written notice by the SIA from the Managing General Partner of the effective date of the Registration Statement, purchase the Units in accordance with the terms contained in the Registration Statement and the Prospectus. The SIA shall comply with all requirements set forth in the Registration Statement and the Prospectus. The SIA shall use and distribute, in connection with the Units, only the Prospectus and sales literature which conforms in all respects to any restrictions of local law and the applicable requirements of the Act, and which has been approved in writing by the Managing General Partner. Any permitted sales literature, if distributed, must have been preceded by, or must be accompanied by, the Prospectus. The Managing General Partner reserves the right to establish additional procedures as it deems necessary to ensure compliance with the requirements of the Registration Statement, and the SIA shall comply with all of those additional procedures to the extent that it has received written notice of them.

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     (d)  Pending receipt of the minimum subscription proceeds of $2,000,000 of a Partnership, all monies received for purchase of any of the Units shall be forwarded by the SIA to the Managing General Partner for delivery to National City Bank of Pennsylvania (the "Escrow Agent"), where the monies will be deposited in an escrow account established by the Managing General Partner solely for the subscriptions, except that, until the time (if any) that the monies are deliverable to the Managing General Partner under the Escrow Agreement between the Managing General Partner and the Escrow Agent, the SIA shall return directly to the subscriber who submitted the check any check not made payable to:

          (i) "Atlas America Public #14-2004 L.P., Escrow Agent, National City Bank of PA";

          (ii) "Atlas America Public #14-2005(A) L.P., Escrow Agent, National City Bank of PA"; or

          (iii) "Atlas America Public #14-2005(B) L.P., Escrow Agent, National City Bank of PA."

          Subscriptions shall be executed as described in the Registration Statement or as directed by the Managing General Partner. The SIA shall deliver the check and the original subscription documents to the Managing General Partner no later than the close of business of the first business day after receipt of the check and the subscription documents by the SIA.

     (e) During the term of this Agreement the Managing General Partner shall have full authority to take any action as it deems advisable in respect to all matters pertaining to the performance of the SIA under this Agreement.

     (f)  The Units may be purchased by clients of the SIA:

          (i)     only where the Units may be legally offered and sold;

          (ii) only by persons in those states who are legally qualified to purchase the Units; and

          (iii) only by persons in those states in which the SIA is registered as an investment advisor or exempt from any applicable registration requirements.

     (g) The SIA shall have no obligation under this Agreement to advise its clients to purchase any of the Units.

     (h) The SIA shall use every reasonable effort to assure that Units are purchased only by investors who:

          (i) meet the investor suitability standards, including the minimum income and net worth standards established by the Managing General Partner and set forth in the Prospectus, and the minimum purchase requirements set forth in the Prospectus;

          (ii) can reasonably benefit from an investment in the Partnership based on each prospective investor's overall investment objectives and portfolio structure;

          (iii) are able to bear the economic risk of the investment based on each prospective investor's overall financial situation;

          (iv)    have an apparent understanding of:

                  (1)   the fundamental risks of the investment;

                  (2) the risk that the prospective investor may lose the entire investment;

                  (3)   the lack of liquidity of the Units;

                  (4)   the restrictions on transferability of the Units;

                  (5) the background and qualifications of the employees and agents of the Managing General Partner; and

                  (6)   the tax consequences of an investment in the Units; and

          (v) the SIA will make the determinations required to be made by it under this subparagraph (h) based on information it obtains from each prospective investor, including, at a minimum, but not limited to, the prospective investor's:

                  (1)   age;

                  (2)   investment objectives;

                  (3)   investment experience;

                  (4)   income;

                  (5)   net worth;

                  (6)   financial situation;

                  (7)   other investments of the prospective investor; and

                  (8) any other pertinent factors deemed by the SIA to be relevant.

     (i) In addition to complying with the provisions of subparagraph (h) above, and not in limitation of any other obligations of the SIA to determine suitability imposed by state or federal law, the SIA agrees that it will comply fully with the following provisions:

          (i) the SIA shall have reasonable grounds to believe, based on information provided by the investor concerning his investment objectives, other investments, financial situation and needs, and on any other information known by the SIA, that:

                  (1) each client of the SIA who purchases Units is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits (including tax benefits) of an investment in the Units;

                  (2) each client of the SIA that purchases Units has a fair market net worth sufficient to sustain the risks inherent in an investment in the Units (including the potential loss of his entire investment, and the lack of liquidity of the Units); and

                  (3) the Units otherwise are or will be a suitable investment for each client of the SIA that purchases Units; and

                  the SIA shall maintain files disclosing the basis on which the determination of suitability was made;

          (ii) the SIA shall not execute any transaction involving the purchase of Units in a discretionary account without prior written approval of the transactions by the investor;

          (iii) the SIA shall have reasonable grounds to believe, based on the information made available to it, that all material facts are adequately and accurately disclosed in the Registration Statement and provide a basis for evaluating the Units;

          (iv) in making the determination set forth in subparagraph (iii) above, the SIA shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it; and

          (v) the SIA shall inform each prospective investor of all pertinent facts relating to the liquidity and marketability of the Units.

     (j) The SIA agrees to retain in its files, for a period of at least six years, information which will establish that each purchaser of Units falls within the permitted class of investors described in the Prospectus.

     (k)  The SIA either:

          (i)     shall not purchase Units for its own account; or

          (ii) shall hold any Units purchased for its own account for investment.

     (l) The SIA confirms that it is familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, relating to the distribution of preliminary and final prospectuses, and that it has complied and will comply with them.

     (m) The SIA shall deliver a copy of Section 260.141.11 of the California Corporate Securities Law of 1968 to each client of the SIA that purchases Units and resides in California.

     (n) A sale of Units shall be deemed to be completed only after the Managing General Partner receives a properly completed Subscription Agreement for the Units from the SIA evidencing the fact that the investor had received a final Prospectus for a period of not less than five full business days, together with payment of the full purchase price of each purchased Unit from a buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus, and only after the Subscription Agreement has been accepted in writing by the Managing General Partner.

     (o) Clients of the SIA who have been advised by the SIA on an ongoing basis regarding investments other than in a Partnership, and who are not being charged by the SIA, through the payment of commissions or otherwise, direct transaction based fees in connection with the purchase of the Units, shall purchase the Units net of the 7% Sales Commissions, at a purchase price of $9,300 per Unit.

     (p) The SIA shall not offer or sell the Units in any state until the SIA has been advised in writing by the Managing General Partner or the Managing General Partner's special counsel that the offer or sale of the Units:

          (i)     has been qualified in the state;

          (ii) is exempt from the qualification requirements imposed by the state; or

          (iii)   qualification in the state is otherwise not required.

     (q) The SIA confirms that it has received copies of the Prospectus relating to the Units and the SIA has relied only on the statements contained in the Prospectus and not on any other statements whatsoever, either written or oral, with respect to the details of the offering of Units.

     (r) The SIA agrees that it shall not place any advertisement or other solicitation with respect to the Units (including without limitation any material for use on the Internet or in any newspaper, magazine, radio or television commercial, telephone recording, motion picture, or other public media) without:

          (i)     the prior written approval of the Managing General Partner;
                  and

          (ii) the prior written approval of the form and content of the advertisement or solicitation by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") and the securities authorities of the states where the advertisement or solicitation is to be circulated.

          Any of these advertisements or solicitations shall be at the SIA's expense.

     (s) If a supplement or amendment to the Prospectus is prepared and delivered to the SIA by the Managing General Partner or the Dealer-Manager, the SIA agrees as follows:

          (i) to distribute the supplement or amendment to every person who has previously received a copy of the Prospectus from the SIA; and

          (ii) to include the supplement or amendment in all future deliveries of the Prospectus.

     (t) The SIA agrees to use its best efforts in the solicitation and sale of the Units, including that the prospective purchasers properly complete and execute the Subscription Agreement, which has been provided as Exhibit (I-B) to the Partnership Agreement, Exhibit (A) of the Prospectus, together with any additional forms provided in any supplement or amendment to the Prospectus, or otherwise provided to the SIA by the Managing General Partner to be completed by prospective purchasers.

     (u)  The SIA agrees and covenants that:

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          (i)     the representations and warranties the SIA makes in this
                  Agreement will be true and correct at the applicable closing date; and

          (ii) the SIA will have fulfilled all of its obligations under this Agreement at the applicable closing date.

4. NO COMPENSATION TO SIA. The Managing General Partner and the Program shall pay no fees, commissions, or other compensation to the SIA.

5. ASSOCIATION OF THE PARTNERSHIPS WITH OTHER ADVISORS AND DEALERS. It is expressly agreed between the Managing General Partner and the SIA that the Managing General Partner, the Dealer-Manager, and/or the Partnerships may cooperate with broker/dealers who are registered as broker/dealers with the NASD or with other investment advisors registered under the Investment Advisers Act of 1940, as amended. These broker/dealers and investment advisors may enter into agreements with the Managing General Partner, the Dealer-Manager, and/or the Partnerships on terms and conditions identical or similar to this Agreement and shall receive commissions or other fees as are agreed to between the Managing General Partner, the Dealer-Manager, and/or the Partnerships and the respective broker/dealers and investment advisors as are in accordance with the terms of the Registration Statement.

6. CONDITIONS OF THE SIA'S OBLIGATIONS. The SIA's obligations under this Agreement are subject, during the term of this Agreement and the offering, to:

     (a) the performance by the Managing General Partner of its obligations under this Agreement and compliance by the Managing General Partner with the covenants set forth in Section 9 of this Agreement; and

     (b)  the conditions that:

          (i)     the Registration Statement has become and remains effective;
                  and

          (ii) no stop order has been issued suspending the effectiveness of the offering.

7. CONDITIONS TO THE MANAGING GENERAL PARTNER'S OBLIGATIONS. The obligations of the Managing General Partner under this Agreement are subject, during the term of this Agreement and the offering, to the conditions that:

     (a) at the effective date of the Registration Statement and during the term of this Agreement while any Units remain unsold, the Registration Statement remains in full force and effect authorizing the offer and sale of the Units;

     (b) no stop order suspending the effectiveness of the offering or other order restraining the offer or sale of the Units has been issued nor have proceedings for these orders been initiated or threatened by any state regulatory agency or the SEC; and

     (c) the SIA has satisfactorily performed all of its obligations under this Agreement and complied with the covenants set forth in Section 8 of this Agreement.

8. COVENANTS OF THE SIA. The SIA covenants, warrants and represents, during the term of this Agreement, that:

     (a) the SIA is registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and is registered or licensed as an investment advisor by the appropriate regulatory agency of each state in which the advisor has clients, or it is exempt from those registration requirements;

     (b) neither the SIA nor any person associated with the SIA is registered as a broker/dealer or registered representative with the NASD;

     (c) the SIA shall comply with all applicable federal and state securities laws, including, without limitation, the disclosure requirements of the Investment Advisers Act of 1940, as amended, and its provisions requiring disclosure of the existence of this Agreement and the compensation to be paid to the SIA under this Agreement; and

     (d) the SIA shall maintain the records in the form and for the periods required by Section 204 of the Investment Advisers Act of 1940, as amended, and Rule 204-2 under that act.

9. COVENANTS OF THE MANAGING GENERAL PARTNER. The Managing General Partner covenants, warrants and represents, during the term of this Agreement, that:

     (a) it will use its best efforts to maintain the effectiveness of the Registration Statement and to file all applications or amendments to the Registration Statement as may be reasonably necessary for that purpose;

     (b) it will inform the SIA whenever and as soon as it receives or learns of any order issued by the SEC, any state regulatory agency or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or which otherwise prevents or suspends the offering or sale of the Units, or receives notice of any proceedings regarding any order that would do so;

     (c) it will use its best efforts to prevent the issuance of any order described in subparagraph (b) above, and to lift the order if issued;

     (d) it will give the SIA written notice when the Registration Statement becomes effective and will deliver to the SIA the number of copies of the Prospectus, and any supplements and amendments to the Prospectus, which are finally approved by the SEC, as the SIA may reasonably request for sale of the Units;

     (e) it will promptly notify the SIA of any post-effective amendments or supplements to the Registration Statement or Prospectus, and will furnish the SIA with copies of any revised Prospectus and/or supplements and amendments to the Prospectus;

     (f) it will keep the SIA fully informed of any material development to which the Partnerships are a party or which concerns the business and condition of the Partnerships; and

     (g) it will use its best efforts to cause, at or before the time the Registration Statement becomes effective, the qualification of the Units for offer and sale under the securities laws of the states that the Partnerships elect.

10. PAYMENT OF COSTS AND EXPENSES. The SIA shall pay all costs and expenses incident to the performance of its obligations under this Agreement.

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11.  INDEMNIFICATION.

     (a) The SIA shall indemnify and hold harmless the Managing General Partner, each Partnership and its attorneys against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Exchange Act, the Act of 1934, as amended, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on the SIA's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement (including but not limited to an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged statement or omission by the SIA which is also, as the case may be, contained in or omitted from the Prospectus or the Registration Statement or which was not based on information supplied to the Managing General Partner by the SIA) or the negligence, malpractice or malfeasance of the SIA; and the SIA shall reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending the losses, claims, damages, liabilities, or actions.

     (b) The Managing General Partner shall indemnify and hold the SIA harmless against any losses, claims, damages or liabilities, joint or several, to which the SIA may become subject under the Act, the Securities Exchange Act of 1934, as amended, or otherwise insofar as the losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on the Managing General Partner's breach of any of its duties and obligations, representations, or warranties under the terms or provisions of this Agreement, and the Managing General Partner shall reimburse the SIA for any legal or other expenses reasonably incurred by it in connection with investigating or defending the losses, claims, damages, liabilities, or actions.

     (c) The foregoing indemnity agreements shall extend on the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls each indemnified party within the meaning of the Act.

     (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, the indemnified party shall, if a claim in respect of the action is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement of the action; but the omission to promptly notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party. If any action is brought against an indemnified party, it shall notify the indemnifying party of the commencement of the action, and the indemnifying party shall be entitled to participate in, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified and indemnifying parties. After the indemnified party has received notice from the agreed on counsel that the defense of the action under this paragraph has been assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of the action other than with respect to the agreed on counsel who assumed the defense of the action.

12. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Managing General Partner and the SIA in this Agreement, including the indemnity agreements contained in Section 11 of this Agreement, shall:

     (a)  survive the delivery, execution and closing of this Agreement;

     (b) remain operative and in full force and effect regardless of any investigation made by or on behalf of the SIA or any person who controls the SIA within the meaning of the Act, or by the Managing General Partner, or any of its officers or directors, or any person who controls the Managing General Partner within the meaning of the Act, or any other indemnified party; and

     (c)  survive delivery of the Units.

13.  TERM OF AGREEMENT.

     (a) This Agreement shall become effective on the date on which this Agreement is executed by the Managing General Partner and the SIA. The SIA and the Managing General Partner may each prevent this Agreement from becoming effective, without liability to the other, by written notice before the time this Agreement otherwise would become effective.

     (b) After this Agreement becomes effective, either party may terminate it at any time for any reason by giving 30 days' written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events:

          (i) the Registration Statement for the offer and sale of the Units ceases to be effective;

          (ii)    the offering is terminated; or

          (iii) the SIA's license or registration to act as an investment advisor is revoked or suspended by any federal, self-regulatory or state agency and the revocation or suspension is not cured within 10 days from the date of the occurrence. In any event, this Agreement shall be deemed suspended during any period for which the SIA's license is revoked or suspended.

14.  NOTICES.

     (a) All notices or communications under this Agreement, except as otherwise specifically provided in this Agreement, shall be in writing.

     (b) Any notice or communication sent by the Managing General Partner to the SIA shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed to the SIA to the person whose name and address are identified in Exhibit A to this Agreement.

     (c) Any notice or communication sent by the SIA to the Managing General Partner or the Partnership shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed at 311 Rouser Road, Moon Township, Pennsylvania 15108.

15. SUCCESSORS. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement, and shall not be assigned or transferred by the SIA by operation of law or otherwise.

16.  MISCELLANEOUS.

     (a) This Agreement shall be construed in accordance with the applicable laws of the Commonwealth of Pennsylvania.

     (b) Nothing in this Agreement shall constitute the SIA as in association with or in partnership with the Managing General Partner or the Partnerships.

     (c) This Agreement, including Exhibit A to this Agreement, embodies the entire understanding between the parties to the Agreement, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless it is in writing and signed by both parties to this Agreement.

     (d) If any provision of this Agreement is deemed void, invalid or ineffective for any reason, the remainder of this Agreement shall remain in full force and effect.

     (e) This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated on Exhibit A to this Agreement.


SELECTED INVESTMENT ADVISOR               PROGRAM

___________________________               ATLAS AMERICA PUBLIC #14-2004 PROGRAM
(Name of SIA)
                                          By: Atlas Resources, Inc.
                                              Managing General Partner

By:__________________________________     By: __________________________________
   Print Name:_______________________         Jack L. Hollander, Senior Vice
Title:_______________________________         President - Direct Participation
                                              Programs

Witness:_____________________________

                                    EXHIBIT A
                                       TO
                      SELECTED INVESTMENT ADVISOR AGREEMENT
                                       OF
                      ATLAS AMERICA PUBLIC #14-2004 PROGRAM

         This Exhibit A is attached to and made a part of that certain Selected Investment Advisor Agreement, by and between Atlas Resources, Inc., which is referred to as the "Managing General Partner," on behalf of Atlas America Public #14-2004 Program and the Partnerships, and___________________________________
_____________________________________________________________, as the RIA.

1. Date of Agreement:__________________________________________________________

2. Identity of RIA:____________________________________________________________

   Name:_______________________________________________________________________

   Type of Entity:_____________________________________________________________
                  (To be completed by the RIA, e.g., corporation, partnership or sole proprietorship.)

   State Organized in:_________________________________________________________
                      (To be completed by RIA.)

Qualified To Do Business and in Good Standing in the Following Jurisdictions (including your state of organization). (Note: Qualification to do business in any jurisdiction is generally a requirement imposed by the secretary of state or other authority of jurisdictions in which you do business, and is not related to your holding a license as an investment advisor in those jurisdictions. Questions concerning this matter should be directed to your legal counsel.)


_______________________________________________________________________________

_______________________________________________________________________________
(To be completed by the RIA.)

Registered as an Investment Advisor in the following States:

_______________________________________________________________________________

_______________________________________________________________________________
(To be completed by the RIA.)

3. Name and Address for Notice Purposes (see Paragraph 14 of the Agreement):

   Name:_______________________________________________________________________

   Title:______________________________________________________________________

   Company:____________________________________________________________________

   Address:____________________________________________________________________

   City, State and Zip Code:___________________________________________________

   Telephone Number (including area code):_____________________________________


4. Please complete the following for our records:

   (a) How many registered investment advisors are with your firm?_____________ PLEASE ENCLOSE A CURRENT LIST. ALL INFORMATION WILL BE HELD IN CONFIDENCE.

   (b) Does your firm publish a newsletter? Yes___ No___

       What is/are the frequency of the publication(s)?
       ___ Weekly      ___ Monthly      ___ Quarterly
       ___ Bi-weekly   ___ Bi-monthly   ___ Other (please specify)

       PLEASE PLACE JHollander@atlasamerica.com ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

   (c) Does your firm have regular internal mailings, or bulk package mailings to its registered investment advisors?

       Yes___   No___

       PLEASE PLACE JHollander@atlasamerica.com ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

   (d) Does your firm have a computerized electronic mail (E-Mail) system for your registered investment advisors?

       Yes___   No___

       If so, please provide e-mail address:___________________________________

   (e) Website address:________________________________________________________

       Person responsible:_____________________________________________________


                                      A-2